UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022 (April 5, 2022)

BRC Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41275	87-3277812
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1144 S. 500 W
Salt Lake City, UT 84101

(Address of principal executive offices, including Zip Code)

(801) 874-1189

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BRCC	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BRCC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On April 5, 2022, the Second Tier Vesting Event (as defined in the Third Amended and Restated Limited Liability Company Agreement of Authentic Brands LLC (“Authentic Brands”), dated as of February 9, 2022 (the “LLCA”)) occurred, as a result of which (i) 694,063 shares of Class C Common Stock, par value $0.0001 per share, of BRC Inc. (the “Company”) held by certain holders were exchanged for an equal number of shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company and (ii) 9,926,562 Restricted Common Units (as defined in the LLCA) of Authentic Brands were converted into an equal number of Common Units (as defined in the LLCA) of Authentic Brands and the Company issued 9,926,562 shares of its Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), to the holders of such Common Units. The issuances of shares of Class A Common Stock and Class B Common Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and have been made in reliance upon the exemption provided by Rule 506(b) of Regulation D promulgated under the Securities Act. Each holder receiving shares is an accredited investor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2022

BRC INC.

By:	/s/ Tom Davin
Name:	Tom Davin
Title:	Co-Chief Executive Officer